For Further Information:

Quality Systems, Inc.                      Coffin Communications Group
18191 Von Karman Avenue, Suite 450         15300 Ventura Boulevard, Suite 303
Irvine, CA  92612                          Sherman Oaks, CA  91403
Phone: (949) 255-2600                      Phone: (818) 789-0100
www.qsii.com                               www.coffincg.com
CONTACT: Louis Silverman,                  CONTACT: William F. Coffin, President
         President & CEO                            Sean Collins, Partner

FOR IMMEDIATE RELEASE:

                   Quality Systems Reports Fourth-Quarter and
                             Fiscal Year-End Results

IRVINE, Calif. - May 22, 2003 - Quality Systems Inc. (Nasdaq: QSII) today announced the results of operations for its fiscal 2003 fourth quarter and year ended March 31, 2003. The Company posted record net revenue of $15.1 million for the fourth quarter, an increase of 26% over the $12.0 million generated during the comparable quarter of the prior year. The Company reported net income of $1,763,000, an increase of 18% over net income of $1,494,000 earned during the prior year's fourth quarter. Fully diluted earnings per share totaled $0.27 in the current quarter, an increase of 13% over the fully diluted $0.24 per share recorded in the same quarter last year.

Revenue for fiscal year ended March 31, 2003 was $54,769,000, an increase of 23% over the prior year. Net income for fiscal 2003 was $7,035,000, an increase of 34% over fiscal 2002's net income of $5,268,000. Fully diluted earnings per share increased to $1.10 in FY 2003 from $0.84 earned during FY 2002, an increase of 31%.

Results for the year and the quarter were driven by record performance at the Company's NextGen Division. Quarterly revenues increased 39% over the prior year's fourth quarter, while quarterly operating income rose 59%. For fiscal 2003, NextGen's revenue increased 37% over fiscal 2002, while operating income increased 91% over the prior year.

Quality Systems, Inc. will hold a conference call to discuss fourth-quarter and year-end financial results today, Thursday, May 22, 2003 at 1:00 p.m. EDT (10:00 a.m. PDT). To participate in the call, please call 877-586-7724 five to ten minutes prior to the scheduled conference call time. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Thursday, May 22 at 1:00 p.m. PDT, through Thursday, May 30 at 1:00 p.m. PDT; call 800-642-1687 and enter the conference ID number 369124.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com). Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary are developers and providers of computer-based practice management, medical records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements, including those related to revenue and net income, that involve a number of risks and uncertainties. Among the important factors that could impact actual results are volume and timing of systems sales and installations; length of sales cycles and installation process; the possibility that the products will not achieve market acceptance; seasonal patterns of sales and customer buying behavior; the development by competitors of new or superior technologies; delays in product development; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; competitive pressures; possible regulation of the company's software by the U.S. Food and Drug Administration; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission.

                          [financial highlights follow]

                              Quality Systems, Inc.
         Consolidated Statements of Operations and Comprehensive Income

                                         Three Months Ended              Year Ended
                                              March 31,                   March 31,
                                         2003          2002          2003          2002
Net Revenues:
   Sales of computer systems,
      upgrades and supplies          $ 8,264,000   $ 6,358,000   $29,169,000   $22,520,000
   Maintenance and other services      6,804,000     5,615,000    25,600,000    21,902,000
                                      15,068,000    11,973,000    54,769,000    44,422,000

Cost of Products and Services          6,822,000     5,072,000    23,755,000    19,253,000

Gross Profit                           8,246,000     6,901,000    31,014,000    25,169,000

Selling, General and
   Administrative Expenses             4,260,000     3,510,000    15,293,000    13,068,000
Research and Development Costs         1,367,000     1,079,000     5,062,000     4,243,000

Income from Operations                 2,619,000     2,312,000    10,659,000     7,858,000

Investment Income                         98,000       100,000       434,000       643,000

Income before
   Provision for Income Taxes          2,717,000     2,412,000    11,093,000     8,501,000
Provision for
   Income Taxes                          954,000       918,000     4,058,000     3,233,000

Net Income                           $ 1,763,000   $ 1,494,000   $ 7,035,000   $ 5,268,000

Income per Share - Basic             $      0.29   $      0.25   $      1.15   $      0.87

Income per Share - Diluted           $      0.27   $      0.24   $      1.10   $      0.84

Weighted average number
   of shares outstanding - Basic       6,144,000     6,078,000     6,127,000     6,025,000

Weighted average number
   of shares outstanding - Diluted     6,431,000     6,320,000     6,389,000     6,240,000

                              Quality Systems, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                       ASSETS
                                                                    March 31,  March 31,
                                                                      2003       2002
Current Assets:
   Cash and cash equivalents                                        $ 36,443   $ 25,443
   Short-term investments                                                           255
   Accounts receivable, net                                           17,561     13,695
   Inventories                                                           667      1,118
   Other current assets                                                4,115      2,381

         Total current assets                                         58,786     42,892

Equipment and Improvements, net                                        1,777      1,578
Capitalized Software Costs, net                                        2,511      2,103
Deferred Tax Asset                                                     1,819      2,778
Goodwill, net                                                          1,840      1,840
Other Assets                                                             869        952

         Total assets                                               $ 67,602   $ 52,143

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                 $  2,477   $  2,657
   Deferred service revenue                                           11,699      6,155
   Other current liabilities                                           5,893      3,281

         Total liabilities                                            20,069     12,093

Commitments and Contingencies

Shareholders' Equity:
   Common stock, $0.01 par value, 20,000 shares
authorized, 6,152 and 6,105 shares issued and
outstanding, respectively                                                 62         61
   Additional paid-in capital                                         35,121     34,674
   Retained Earnings                                                  12,350      5,315

         Total shareholders' equity                                   47,533     40,050

         Total liabilities and
            shareholders' equity                                    $ 67,602   $ 52,143

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